Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Lime Energy Co.
Elk Grove Village, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121958 and 333-121959), S-3 (Nos. 333-128777, 333-123437, 333-117170 and 333-105084) and S-1 (Nos. 333-137236 and 333-136992) of Lime Energy Co. of our report dated March 30, 2007, relating to the consolidated financial statements and schedule which appears in this Form 10-K.
/s/ BDO SEIDMAN, LLP
March 30, 2006